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                                 [LETTERHEAD]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
Mercury Finance Company

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                       KPMG Peat Marwick LLP

December 13, 1996
Chicago, Illinois